Exhibit 23

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement on Form S-8, File No. 333-76521.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
March 27, 2001